Exhibit 22
Exhibit 22
List of Subsidiary Issuers of Guaranteed Securities
The following subsidiary of Takeda Pharmaceutical Company Limited (the “Guarantor”) will be the issuer of senior securities to be fully and unconditionally guaranteed by the Guarantor which may be sold pursuant to the registration statement of which this exhibit is part:
Takeda U.S. Financing, Inc.